UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2005

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01	OTHER EVENTS.

L. Pendleton Siegel, Chairman and Chief Executive Officer of Potlatch Corporation (the Company), informed the Company of his intent to exercise his option to purchase up to 90,281 shares of the Company’s common stock previously granted to him in accordance with the stockholder-approved Potlatch Corporation 1989, 1995 and 2000 Stock Incentive Plans. Of the 90,281 shares, Mr. Siegel indicated that he would exercise and sell 80,281 shares and exercise and retain the remaining 10,000 shares.

On November 4, 2005, Mr. Siegel exercised his option to purchase a total of 80,281 shares in a cashless exercise and sold the shares of common stock through a broker at prices ranging from $44.57 to $44.82 per share.

On or about the day the 80,281 share transaction settles, Mr. Siegel will use a portion of the net proceeds from the transaction, after taxes, to exercise his option to purchase the remaining 10,000 shares, which he intends to retain as an investment.

These transactions will be reported on two Form 4s, “Statement of Changes in Beneficial Ownership of Securities” to be filed with the Securities and Exchange Commission, as required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2005

POTLATCH CORPORATION

By:	/s/ Malcolm A. Ryerse
Malcolm A. Ryerse
Corporate Secretary